As filed with the Securities and Exchange Commission on August 1, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia	5600	98-0359306
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

Suite 305, 4420 Chatterton Way, Victoria, British Columbia, Canada, V8X 5J2
Telephone: (250) 658-8582
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Theodore R. Sanders
Chief Financial Officer
629 McVey Avenue
Lake Oswego, Oregon, U.S.A., 97034
Telephone: (503) 387-3941
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas J. Deutsch	Ellen S. Bancroft
McMillan LLP	Morgan, Lewis & Bockius LLP
Royal Centre, 1055 West Georgia Street, Suite 1500	5 Park Plaza, Suite 1750
Vancouver, British Columbia, Canada, V6E 4N7	Irvine, California, U.S.A., 92614-3508
Telephone: (604) 689-9111	Telephone: (949) 399-7000

As soon as practicable after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-195508

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

[ ] Large accelerated filer	[ ] Accelerated filer

[ ] Non-accelerated filer	[X] Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed Maximum
Title of Each Class of		Aggregate Offering		Amount of
Securities to be Registered		Price		Registration Fee

Units, each consisting of one share of common stock, without par value, and one warrant to purchase common stock, without par value (1)(3)	$	– (4)	$	– (4)
Common stock, without par value, included in units (1)(3)		–		– (2)
Warrants included in the units (1)(3)		–		– (2)
Common stock, without par value, underlying the warrants included in the units (1)(3)		523,250		67.39
Total		$523,250		$67.39(5)

(1)	Includes units that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	No separate fee required pursuant to Rule 457(g) under the Securities Act.

(3)

Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	The units were previously registered under registration statement on Form S-1 (File No. 333-195508).

(5)

In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related registration statement on Form S-1 (File No. 333-195508), as amended (the “Prior Registration Statement”), is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $14,950,000 on the Prior Registration Statement. A total of $2,408.82 in filing fees was previously paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-195508), originally filed by the Registrant on April 25, 2014, as amended (the “Prior Registration Statement”), and which the Commission declared effective on July 31, 2014.

This Registration Statement is being filed for the sole purpose of registering for issuance and sale an increase of $523,250 of the maximum aggregate offering price of our common stock underlying warrants included in the units registered under the Prior Registration Statement. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Victoria, British Columbia, Canada, on August 1, 2014.

CRAILAR TECHNOLOGIES INC.

By: /s/ Kenneth C. Barker
Kenneth C. Barker, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kenneth C. Barker
Kenneth C. Barker	Chief Executive Officer and a Director	August 1, 2014
(principal executive officer)

*
Jason Finnis	President, Chief Innovation Officer and a Director	August 1, 2014

*
Theodore Sanders	Chief Financial Officer and Treasurer
	(principal financial officer and authorized representative in the United States)	August 1, 2014

*
Guy Prevost	Corporate Controller and Compliance Officer	August 1, 2014
(principal accounting officer)

*
Robert Edmunds	Director	August 1, 2014

*
Jeremy Jones	Director	August 1, 2014

*
Peter C. Moore	Director	August 1, 2014

*
Lesley Hayes	Director and Chairperson	August 1, 2014

*
Klaus Flock	Director	August 1, 2014

*By: /s/ Kenneth C. Barker
Kenneth C. Barker
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of McMillan LLP
23.1	Consent of McMillan LLP (included in Exhibit 5.1)
23.2	Consent of Dale Matheson Carr-Hilton LaBonte LLP
24.1	Power of Attorney (incorporated by reference from the Prior Registration Statement)